UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

________________________

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia 000-22283 54-1829288

(State or other jurisdiction of (Commission (I.R.S. Employer incorporation) File Number) Identification No.)

________________________

102 S. Main Street, Culpeper, Virginia 22701

(Address of principal executive offices, including zip code)

________________________

Registrant's telephone number, including area code: (540) 829-1633

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 21, 2005, Virginia Financial Group, Inc. (VFG) issued a press release regarding its results of operations and financial condition for the quarter and twelve months ended December 31, 2005. The text of the press release is included as Exhibit 99.1 to this report. The Company will include financial statements and additional analyses for the quarter and twelve months ended December 31, 2005 as part of its Form 10-K covering the period.

Item 9.01. Financial Statements and Exhibits.

              Exhibit

              99.1 Virginia Financial Group, Inc. press release dated January 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA FINANCIAL GROUP, INC.

By: /s/ Jeffrey W. Farrar

Jeffrey W. Farrar

Executive Vice President

and Chief Financial Officer

January 24, 2005

EXHIBIT INDEX

Exhibit

99.1 Virginia Financial Group, Inc. press release dated January 21, 2005.

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(540) 829-1603

farrarj@vfgi.net

VIRGINIA FINANCIAL GROUP, INC. ANNOUNCES RECORD EARNINGS FOR FOURTH QUARTER AND YEAR 2004

Virginia Financial Group, Inc. (NASDAQ: VFGI) today reported record fourth quarter earnings of $4.1 million, an increase of 32.3% over 2003 earnings of $3.1 million. For the year ended December 31, 2004, VFG also achieved record earnings of $15.2 million, an increase of 12.7% over 2003 earnings of $13.5 million. Diluted earnings per share for the fourth quarter and year 2004 amounted to $.56 and $2.11 per share, compared to $.43 and $1.88 per share in 2003. Earnings for the three month period produced a return on average assets of 1.11% and a return on average equity of 12.84%. Earnings for the twelve-month period produced a return on average assets of 1.07% and a return on average equity of 12.40%.

"We are pleased to report record earnings for the year" said President and Chief Executive Officer O.R. Barham, Jr. "We had many accomplishments in 2004, both financial and non-financial. We have worked hard to assimilate our family of banks and trust company to maximize the customer experience, and position ourselves for future growth. Our earnings growth was achieved in spite of a significant reduction in contribution from our mortgage operations, which experienced reductions in volume consistent with the industry. Non-financial accomplishments included adding management strength, improving our overall effectiveness and efficiency, and enhancing our overall control environment. We are poised to accelerate our growth initiatives in 2005 and look to maintaining our earnings momentum."

Review of Financial Performance

Revenue Growth

Revenues for the fourth quarter of 2004 were $16.8 million, an increase of $1.1 million or 7.1% over $15.6 million in 2003. The largest component, net interest income, amounted to $13.3 million for the fourth quarter, up $1.1 million or 9.4% compared with $12.1 million for the same quarter in 2003. Growth in average earning assets and an improving net interest margin were primarily contributors to this growth. For the year ended December 31, 2004, net interest income was $51.5 million, an increase of $7.9 million or 18.0% from $43.6 million for the same period in 2003. The net interest margin for the fourth quarter of 2004 was 4.09%, compared to 4.02% for the same quarter in 2003. The net interest margin for the twelve month period ended December 31, 2004 was 4.09%, compared to 4.16% for the same period in 2003.

Noninterest income was $3.5 million for the fourth quarter of 2004, equal to the $3.5 million realized for the same period in 2003. For the year ended December 31, 2004, noninterest income was $14.5 million, a decrease of $683 thousand or 4.5% from $15.2 million realized in 2003. Mortgage banking revenue continued to contract consistent with refinance activity, with revenues of $448 thousand for the quarter, compared to $582 thousand for the same period in 2003 and $534 thousand for the third quarter of 2004. Other sources of noninterest income experienced growth for the quarter, with retail banking services up $283 thousand or 17.4% and fees from trust and brokerage services up $46 thousand or 6.0%.

Overhead and Efficiency

Noninterest expense was $10.2 million for the quarter, a decrease of $535 thousand or 5.0% from the $10.8 million for the fourth quarter of 2003. For the year ended December 31, 2004, noninterest expense increased to $41.7 million, an increase of $2.7 million or 7.0% compared to $39.0 million for the year 2003. Included in the 2003 results are non-operating expenses of $476 thousand for the fourth quarter and $708 thousand for the year associated with the integration of eight First Virginia Branches purchased in September 2003. Excluding these nonrecurring costs, fourth quarter overhead was essentially flat for 2004 vs. 2003, and annual overhead increased 8.9%. The annual increase can be attributed to growth in expenses and amortization of intangibles associated with a full year of operations for loan production offices in Charlottesville and Lynchburg, and the eight branches purchased from First Virginia. These expenses were offset somewhat by decreases in costs associated with mortgage related commissions, medical benefit claims experience, and other incentive related accruals. VFG's efficiency ratio improved to 59.39% for the fourth quarter of 2004, compared to 64.09% for the same quarter in 2003 and 60.25% in the third quarter of 2004. For the year ended December 31, 2004, VFG's efficiency ratio also improved to 61.45%, compared to 63.64% for the same period in 2003, adjusted for the aforementioned non-recurring expenses incurred in 2003.

Asset Quality

VFG's credit quality continues to be sound and compares favorably with its peer group. Nonperforming assets were $4.0 million at December 31, 2004, representing a ratio of non-performing assets to total assets of .28%, and a ratio to period-end loans and other real estate owned of .38%, compared to .53% and .80% for year end 2003. Net charge-offs as a percentage of average loans receivable amounted to .02% for the quarter, compared to .03% on a linked-quarter comparison and .03% for the fourth quarter in 2003. Net charge-offs were .06% of average loans for the year ended December 31, 2004, compared to .09% for the year ended December 31, 2003. The allowance for loan losses represented 1.10% of loans receivable at December 31, 2004, compared to 1.06% at December 31, 2003. Increases noted in the provision for loan losses for the quarter and year was consistent with the level of loan growth and change in loan mix experienced in 2004.

Balance Sheet

VFG's loan portfolio increased $139.9 million or 15.2% to $1.063 billion at December 31, 2004, compared to $923.1 million as of the same date in 2003. For the fourth quarter of 2004, VFG's loan portfolio grew $28.0 million or 2.7%. The growth in loans for the quarter was fairly distributed between our Culpeper, Fredericksburg, Charlottesville and Lynchburg lending units. Annual loans growth was funded with deposit growth of $58.8 million, long term borrowings of $24.9 million, and proceeds from maturities in its securities portfolio of $64.1 million.

VFG ended the year with assets of $1.449 billion, compared to $1.387 billion at the same date last year, representing growth of $62 million or 4.4%. Virginia Commonwealth Trust Company ended the year with fiduciary and brokerage assets of $515 million, up $27.0 million or 7.2% from 2003.

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VFG is the holding company for Planters Bank & Trust Company of Virginia -- in Staunton; Second Bank & Trust -- in Culpeper; Virginia Heartland Bank -- in Fredericksburg and Virginia Commonwealth Trust Company -- in Culpeper. The Company is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. The organization maintains a network of thirty-seven branches serving Central and Southwest Virginia. It also maintains five trust and investment service offices in its markets, and loan production offices located in Charlottesville and Lynchburg.

This press release contains forward-looking statements as defined by federal securities laws. These statements may address certain results that are expected or anticipated to occur or otherwise state the company's predictions for the future. These particular forward-looking statements and all other statements that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Such factors include but are not limited to: general economic conditions, changes in the lending environment, significant fluctuations in interest rates that could reduce net interest margin; difficulties in executing integration plans: reduction of fee income from existing products due to market conditions; and the amount of growth in the company's general and administrative expenses. Consequently, these cautionary statements qualify all forward-looking statements made herein. Please refer to VFG's filings with the Securities and Exchange Commission for additional information which may be accessed at www.vfgi.net.

This press release refers to the efficiency ratio, which is computed by dividing non-interest expense excluding expenses on other real estate owned by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. This press release also contains financial information that excludes non-operating charges incurred in 2003 to arrive at what management considers being core operating results. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. VFG, in referring to its net income, is referring to income under generally accepted accounting principles, or "GAAP".

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